EXHIBIT D-1



               [LETTERHEAD OF RYAN, RUSSELL, OGDEN & SELTZER LLP]



                                  May 21, 2003


VIA UPS OVERNIGHT
-----------------

James J. McNulty, Secretary
Pennsylvania Public Utility Commission
Commonwealth Keystone Building
400 North Street, 2nd Floor
Harrisburg, Pennsylvania  17120


     Re:  Filing of Intercompany Income Tax Allocation
          Agreement Among the FirstEnergy Companies
          --------------------------------------------


Dear Secretary McNulty:

          Pursuant to the provisions of Public Utility Code Chapter 21, specifically 66 Pa. C.S. ss. 2102, enclosed herewith for filing is a form of Intercompany Income Tax Allocation Agreement ("Agreement") for which we are requesting approval from the Commission on behalf of Metropolitan Edison Company ("Met-Ed"), Pennsylvania Electric Company ("Penelec"), and Penn Power Company ("Penn Power"); collectively the "FirstEnergy Pennsylvania Utilities". The form of the Agreement is attached hereto, as Attachment A. A fully executed copy of this Agreement will be filed by supplement.

          The FirstEnergy Pennsylvania Utilities hereby request authority to participate in the Agreement pursuant to the terms and conditions set forth in the Agreement, which are summarized below, to coordinate and provide for the allocation of current federal income taxes effective with respect to all taxable years ending on or after January 1, 2002 for as long as a party to the Agreement remains a member of the consolidated group.

                            PARTIES TO THE AGREEMENT
                            ------------------------

          The parties to the Agreement are FirstEnergy Corp. ("FirstEnergy"), a corporation organized under the laws of the State of Ohio and a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); FirstEnergy Service Company ("FirstEnergy Service"), a non-utility service company subsidiary of FirstEnergy; and the FirstEnergy Pennsylvania


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Utilities, including Met-Ed, Penelec, and Penn Power and their respective subsidiaries. The other participating FirstEnergy subsidiaries are Ohio Edison Company and its subsidiaries, The Cleveland Electric Illuminating Company and its subsidiaries, The Toledo Edison Company and its subsidiaries, American Transmission Systems, Incorporated, Northeast Ohio Natural Gas Corp., FE Acquisition Corp. and its subsidiaries, FirstEnergy Properties, Inc and its subsidiaries, FirstEnergy Facilities Services Group, LLC and its subsidiaries, FE Holdings, LLC, FELHC, Inc., FirstEnergy Securities Transfer Company, FirstEnergy Nuclear Operating Company, FirstEnergy Solutions Corp. and its subsidiaries, FirstEnergy Generation Corp., FirstEnergy Ventures Corp. and its subsidiaries, Marbel Energy Corporation and its subsidiaries, Centerior Indemnity Trust, Centerior Service Company, Jersey Central Power & Light Company and its subsidiaries, York Haven Power Company, Waverly Electric Power & Light Company, GPU Capital, Inc. and its subsidiaries, GPU Electric, Inc. and its subsidiaries, GPU Diversified Holdings, LLC and its subsidiaries, GPU Enertech Holdings, Inc., GPU Power, Inc. and its subsidiaries, GPU Advanced Resources, Inc., GPU Service, Inc., GPU Telcom Service, Inc. and its subsidiaries, GPU Nuclear, Inc., and MYR Group, Inc. and its subsidiaries (collectively, the "FirstEnergy Group").

                            SUMMARY OF THE AGREEMENT
                            ------------------------

          FirstEnergy, together with its subsidiary companies, intend to join annually in the filing of a consolidated federal income tax return and to potentially prepare and file all returns of other taxes which are required to be filed with respect to the operations of FirstEnergy and its subsidiaries by FirstEnergy in accordance with the terms and conditions of the Agreement. This Agreement is intended to be consistent with the allocation of current federal income taxes pursuant to Rule 45(c) of PUHCA, and the Agreement is currently pending Securities and Exchange Commission approval at SEC File No. 70-10122.

          The FirstEnergy Pennsylvania Utilities hereby request Commission approval of the Agreement.


                                          Very truly yours,

                                          RYAN, RUSSELL, OGDEN & SELTZER LLP



                                          /s/ Jeffrey A. Franklin
                                             --------------------
                                          Jeffrey A. Franklin


Enclosure
JAF:jab